Exhibit 4.3

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

VIVAKOR, INC.

10% CONVERTIBLE PROMISSORY NOTE

$500,000.00	July 6, 2023
Lehi, UT

For value received, Vivakor, Inc., a Nevada corporation (the “Company”), promises to pay to RSF, LLC, a Louisiana limited liability company, or his assigns (the “Holder”) the principal sum of Five Hundred Thousand Dollars ($500,000). The principal hereof and any unpaid accrued interest thereon shall be due and payable on or before 5:00 p.m., Pacific Standard Time, on July 5, 2025 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof). Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 7 hereof. Interest shall accrue on the outstanding principal amount beginning on [Issue Date], 2023, at the rate of ten percent (10%) per annum, compounded annually based on a 365-day year and shall continue on the outstanding principal until paid in full. The Holder may elect to have the interest due hereunder to be either paid in cash monthly or have the interest accrue and be payable on the Maturity Date. Such election will be indicated on the signature page hereof. For investors that elect to accrue the interest due hereunder, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the Maturity Date.

1. PREPAYMENT. The Company may at any time, upon thirty (30) days written notice (each a “Prepayment Notice”), prepay all or any part of the principal balance of this Promissory Note, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, prepaid to the date of such prepayment. Any Prepayment Notice must contain the amount of principal and interest to be prepaid by the Company. The end of the thirty-day period following a Prepayment Notice shall be referred to as a “Prepayment Date.” In the event that the Company sends a Prepayment Notice to Holder, Holder may elect prior to the Prepayment Date to convert into common stock of the Company pursuant to Section 2 hereof, all or part of the amount of principal and interest to be repaid under the Prepayment Notice instead of receiving such prepayment.

2. CONVERSION. The Holder of this Promissory Note is entitled, at its option and subject to the other terms set forth herein, at any time beginning on the date hereof, and in whole or in part, to convert the outstanding principal amount of this Promissory Note, or any portion of the principal amount hereof, and any accrued interest, into shares of the common stock of the Company. Any amounts the Holder elects to convert will be converted into common stock at a rate of Two Dollars Fifty Cents ($2.50) per share. Any conversion shall be effectuated by giving a written notice (“Notice of Conversion”) to the Company on the date of conversion, stating therein the amount of principal and accrued interest due to Holder under this Promissory Note being converted, in form attached hereto as Exhibit A.

Notwithstanding the foregoing, the Holder may not convert any outstanding amounts due under this Promissory Note if at the time of such conversion the amount of common stock issued for the conversion, when added to other shares of Company common stock owned by the Holder or which can be acquired by Holder upon exercise or conversion of any other instrument, would cause the Holder to own more than four and nine-tenths percent (4.9%) of the Company’s outstanding common stock.

3. CONVERSION PRICE ADJUSTMENTS. In the event the Company should at any time after the date hereof do either of the following: i) fix a record date for the effectuation of a split or subdivision of the outstanding common stock of the Company, or ii) grant the holders of the Company’s common stock a dividend or other distribution payable in additional shares of common stock or other securities or rights convertible into additional shares of common stock without the payment of any consideration by such holder for the additional shares of common stock (a “Stock Adjustment”), then, as of the record date (or the date of the Stock Adjustment if no record date is fixed), the conversion price of this Promissory Note shall be appropriately adjusted so that the number of shares of common stock issuable upon conversion of this Promissory Note is adjusted in proportion to such change in the number of outstanding shares in order to insure such Stock Adjustment does not decrease the conversion value of this Promissory Note.

4. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Promissory Note;

(b) The material breach of any representation or warranty in this Promissory Note. In the event the Holder becomes aware of a breach of this Section 4(b), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) business days after notice to cure such breach;

(c) The breach of any covenant or undertaking, not otherwise provided for in this Section 4;

(d) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY HOLDER: The Holder hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Holder represents that it is acquiring this Promissory Note and the underlying shares of common stock on conversion (together, the “Securities”) solely for his/her own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b) Ability to Bear Economic Risk. Holder acknowledges that an investment in this Securities involves a high degree of risk, and represents that he/she is able, without materially impairing his/her financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his/her investment.

c) Access to Information. The Holder acknowledges that the Holder has been furnished with such financial and other information concerning the Company, the directors and officers of the Company, and the business and proposed business of the Company as the Holder considers necessary in connection with the Holder’s investment in the Securities. As a result, the Holder is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Holder may have had with respect thereto. The Holder understands:

(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Holder’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Securities; (iv) The tax consequences of this investment; and

(v) The Company is a “reporting company” under the Securities Exchange Act of 1934, as amended, but is not current in its reporting obligations with the Securities and Exchange Commission.

The Holder has consulted with the Holder’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Holder in the Securities and the merits and risks of an investment in the Securities.

d) Securities Part of Private Placement. The Holder has been advised that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Securities is to be effected and the Securities will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(a)(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Holder understands that the Company is relying in part on the Holder’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Holder’s representations, the Holder has in mind merely acquiring the Securities for resale on the occurrence or nonoccurrence of some predetermined event. The Holder has no such intention.

e) Further Limitations on Disposition. Holder further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Securities, those certificates will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Holder shall have obtained the consent of the Company and notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder to a partner (or retired partner) of Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder as long as the consent of the Company is obtained.

f) Sophisticated Investor Status. The Holder is a sophisticated investor.

g) Holder Authorization. The Holder, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Holder enforceable against the Holder in accordance with its terms; and the person signing this Agreement on behalf of the Holder is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

h) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Holder is not subject to backup withholding because (i) the Holder has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Holder that he or she is no longer subject to backup withholding.

6. TRANSFERABILITY. This Promissory Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company, which consent will not be unreasonably withheld.

7. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed email if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Vivakor, Inc.
4101 North Thanksgiving Way
Lehi, UT 84043
Attn: James Ballengee, CEO
Email: jballengee@vivakor.com

with a copy to:	Law Offices of Craig V. Butler
300 Spectrum Center Drive, Ste 300
Irvine, CA 92618
Attn: Craig V. Butler, Esq.
Email: cbutler@craigbutlerlaw.com

If to Holder:	RSF, LLC
Attn: Jason Kirk
8658 Business Park, Suite 100
Shreveport, LA 71105
Email: jason.kirk@nationwidegroup.org

or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other Party hereto.

8. GOVERNING LAW; VENUE. The terms of this Promissory Note shall be construed in accordance with the laws of the State of Utah, as applied to contracts entered into by Utah residents within the State of Utah, and to be performed entirely within the State of Utah. The parties agree that any action brought to enforce the terms of this Promissory Note will be brought in the appropriate federal or state court having jurisdiction over Utah County, Utah.

9. ATTORNEY’S FEES. In the event the Holder hereof shall refer this Promissory Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

10. CONFORMITY WITH LAW. It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Promissory Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Promissory Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Promissory Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Promissory Note.

11. MODIFICATION; WAIVER. No modification or waiver of any provision of this Promissory Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

IN WITNESS WHEREOF, Company has executed this Convertible Promissory Note as of the date first written above.

“Company”

Vivakor, Inc.,
a Nevada corporation

/s/ James Ballengee
By:	James Ballengee
Its:	Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned (the “Holder”) hereby elects to convert principal and/or interest due under that certain Convertible Promissory Note dated _________ __, 2023 issued by Vivakor, Inc., a Nevada corporation (the “Company”) to Holder, into shares of common stock (the “Common Stock”) of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:	$

Accrued Interest to be Converted:	$

Conversion Price:	$

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

A-1